UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2026

EBR SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-56671	51-1164669
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Oakmead Parkway Sunnyvale, CA 94085
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: (408) 720-1906

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.	None.	None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 26, 2026, EBR Systems, Inc. (the “Company”) filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Charter Amendment”) with the Secretary of State of the State of Delaware to effect a one-for-ten (1:10) reverse stock split (the “Reverse Stock Split”) of the Company's common stock, par value $0.0001 per share (the “Common Stock”), with an effective date and time for the Reverse Stock Split of April 1, 2026 at 4:00 a.m., Eastern Time (the “Effective Time”).

As previously reported, at its Annual Meeting of Stockholders held on March 11, 2026 (U.S. Pacific time), and upon the recommendation of the Company’s Board of Directors (the “Board”), the Company’s stockholders approved amendments to the Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Common Stock at a ratio ranging from any whole number between 1-for-5 and 1-for-20, as determined by the Board in its discretion. On March 17, 2026, the Board approved a final Reverse Stock Split ratio of 1-for-10 and abandoned all other amendments.

As a result of the Reverse Stock Split, at the Effective Time, every ten (10) shares of the Company's issued and outstanding shares of Common Stock immediately prior to the Effective Time, were automatically converted, without any action on the part of the holder thereof, into one validly issued, fully-paid and non-assessable share of Common Stock, subject to the treatment of fractional shares as described below. The Charter Amendment did not affect the number of authorized shares of Common Stock or the par value of each share of Common Stock. The Company's outstanding CHESS Depositary Interests ("CDIs") will not be consolidated as part of the Reverse Stock Split but rather the transmutation ratio of the CDIs to shares will change from 1-to-1 to 10-to-1 (referred to below as the "conversion ratio"). Accordingly, there is no anticipated change to the value of each CDI, nor will there be any change, except for possible minor rounding differences, to the number of CDIs that securityholders hold.

Where the Reverse Stock Split results in a fraction of a share because a shareholding is not evenly divisible by 10, that fraction will be rounded up to the nearest whole share, and the corresponding number of CDIs will be rounded up to the nearest multiple of 10, after taking into account the new conversion ratio of 10 CDIs to one share.

Monday, March 30, 2026 (Australian time) will be the last day for CDIs to trade on a 1:1 basis / pre-Reverse Stock Split basis on the Australian Exchange (“ASX”) and to request to convert securities between the CDI and share registers on a pre-Reverse Stock Split basis, and Tuesday, March 31, 2026 (Australian time) will be the first day for CDIs to trade on the basis of the new conversion ratio / post- Reverse Stock Split basis on a deferred settlement basis on the ASX.

The foregoing description is qualified in its entirety by the full text of the Charter Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the trading of the Common Stock on a split-adjusted basis and the impact of the Reverse Stock Split, including any adjustments from the treatment of fractional shares. These statements are based on management’s current assumptions and are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. For other important factors that could cause actual results to differ materially from the forward-looking statements in this Current Report on Form 8-K, please see the risks and uncertainties identified under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as updated by the Company’s other filings with the SEC, including Form 10-Qs and Form 8-Ks, as well as in its filings with the Australian Securities Exchange. All forward-looking statements reflect the Company’s beliefs and assumptions only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to update forward-looking statements to reflect future events or circumstances.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of EBR Systems, Inc., dated March 26, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2026	EBR SYSTEMS, INC.

	By:	/s/ John McCutcheon
	Name:	John McCutcheon
	Title:	Chief Executive Officer